SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(e) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     June 20, 1996



                            MORGAN FINANCIAL CORP.
            (Exact name of registrant as specified in its charter)



      Colorado                          0-20764                 84-121348
(State or other jurisdiction       (SEC File Number)         (I.R.S. Employer
      of incorporation)                                   Identification Number)



   205 West Kiowa Avenue, Fort Morgan, Colorado                    80701
      (Address of principal executive offices)                    Zip Code



Registrant's telephone number, including area code:         (970) 867-2443



                                Not Applicable
         (Former name or former address, if changed since last Report)




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                            MORGAN FINANCIAL CORP.

                     INFORMATION TO BE INCLUDED IN REPORT

Item 4. Changes in Registrant's Certifying Accountant

(a) On June 20, 1996, the Board of Directors of Morgan Financial Corp. resolved to engage the accounting firm of Baird, Kurtz and Dobson as the Registrant's independent accountant for its fiscal year ending June 30, 1996. Effectively, the services of the Registrant's former independent accountant, McGladrey and Pullen, LLP, were simultaneously terminated as of June 20, 1996. The Denver office of McGladrey and Pullen was acquired by Baird, Kurtz and Dobson on June 17, 1996. All former audit engagement members, with the exception of the audit partner, are now with Baird, Kurtz and Dobson, and will continue to be involved with the Registrant's Fiscal 1996 annual audit.

(b) McGladrey and Pullen's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(c) During the two most recent fiscal years and interim period subsequent to June 30, 1995, there have been no disagreements with McGladrey and Pullen on any matter of accounting principls or practices, financial statement disclosure, auditing scope or procedure, or any reportable events.

(d) The Registrant has requested that McGladrey and Pullen, LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of McGladrey and Pullen's letter to the SEC, will be filed as an amendment at Exhibit 16 to the Form 8-K.


Item 7. Financial Statements and Exhibits

      Exhibit 16 - Letter Re Change in Certifying Accountant*







*     To be filed by amendment.





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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          MORGAN FINANCIAL CORP.



Date: June 24, 1996                       By:   /s/ Michael M. Berryhill
                                                ------------------------
                                                MICHAEL M. BERRYHILL
                                                President and Chief Executive
                                                   Officer